Exhibit 10.63B

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

DATED JUNE 16, 2003

This Amendment No. 2 is made to that certain Employment Agreement between The E. W. Scripps Company, an Ohio corporation (together with its successors and assigns, the “Company”), and Kenneth W. Lowe (“Executive”), which was entered into on June 16, 2003 and was amended by Amendment No. 1 dated September 30, 2004 (the “Employment Agreement”).

WHEREAS, the Company and Executive desire to amend the Employment Agreement to extend the stipulated term thereof two (2) years;

WHEREAS, the Board of Directors of the Company granted to Executive on February 23, 2006, 50,000 restricted Class A Common Shares of the Company (the “Restricted Shares”) and an option for 125,000 Class A Common Shares of the Company (the “Option”);

WHEREAS, the Restricted Shares are evidenced by that certain Restricted Share Award Agreement dated February 23, 2006 (the “Restricted Share Award Agreement”), and the Option is evidenced by that certain Option Agreement dated February 23, 2006 (the “Option Agreement”);

WHEREAS, the Company and Executive desire to amend the Employment Agreement to clarify that Section 6 of the Restricted Share Award Agreement and Section 5 of the Option Agreement supersede any provision in the Employment Agreement that might be interpreted to the contrary;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties agree that from and after the date hereof:

1. The date “December 31, 2006” appearing in paragraph 2(a) shall be deleted in its entirety and the date “December 31, 2008” shall be substituted in its place.

2. No provision of the Employment Agreement shall override Section 6 of the Restricted Share Award Agreement or Section 5 of the Option Agreement, and accordingly any provision in the Employment Agreement relating to grants of restricted shares or options that otherwise would provide for an acceleration of vesting of the Restricted Shares or the Option upon Early Retirement of Executive will be deemed not to include the Restricted Shares or the Option.

This Amendment No. 2 is executed on May 10, 2006.

THE COMPANY:

THE E. W. SCRIPPS COMPANY

By:
Name:
Title:

EXECUTIVE:

Kenneth W. Lowe